UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2014

LAMAR ADVERTISING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-36756	72-1449411
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5321 Corporate Boulevard, Baton Rouge, Louisiana 70808

(Address of principal executive offices and zip code)

(225) 926-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 11, 2014, Lamar Advertising Company (the “Company”) issued a press release announcing that its board of directors declared a quarterly cash dividend of $0.84 per share payable on December 30, 2014, to holders of record of the Company’s Class A common stock and Class B common stock on December 22, 2014.

The Company also announced that its Board of Directors has authorized the repurchase of up to $250 million of the Company’s Class A common stock from time to time in open market or in privately negotiated transactions (the “Repurchase Program”). The timing and amount of any shares purchased will be determined by the Company’s management based on its evaluation of market conditions and other factors. The Repurchase Program, which will expire on June 30, 2016 unless extended by the Board of Directors, may be suspended or discontinued at any time without notice. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of Lamar Advertising Company dated December 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2014	LAMAR ADVERTISING COMPANY

	By:	/s/ Keith A. Istre
Keith A. Istre
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Lamar Advertising Company dated December 11, 2014.